EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS ANNOUNCES THE RETIREMENT OF STEVE BUNKER AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

LEHI, Utah, March 7, 2016 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, announced today that Steve Bunker, Executive Vice President, Chief Financial Officer and Treasurer, will be retiring from the company at the end of fiscal 2016. Mr. Bunker has served in his current capacity since joining the company in March 2006.

“Steve has played a pivotal role in solidifying Nature’s Sunshine Products’ financial systems and controls during his tenure,” said Gregory L. Probert, Chairman and Chief Executive Officer. His contributions have greatly contributed to a culture of integrity, compliance and control at the company. He is a trusted partner within our leadership team, our Board of Directors and among our institutional investors. We are grateful for his many contributions over the years, as well as his willingness to help us manage through an orderly transition for the remainder of the year.”

“Steve will continue in his role until a replacement has been hired and will work closely with his successor to ensure all responsibilities are properly transitioned,” added Mr. Probert.

Mr. Bunker commented, “It has been a great pleasure to work at Nature’s Sunshine Products for the past ten years. I am confident in the company’s future and that I am leaving it in very good hands with current management. I will work closely with Greg and my successor to ensure a seamless changeover.”

A national search has been initiated to identify a successor to Mr. Bunker.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 576,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements

EXHIBIT 99.1

Certain information included or incorporated herein by reference in this report may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. For example, information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

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any negative consequences resulting from the economy, including the availability of liquidity to the Company, its independent distributors and its suppliers or the willingness of its customers to purchase products;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	improper activity by its employees or independent distributors;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	changing consumer preferences and demands;

•	its reliance upon, or the loss or departure of any member of, its senior management team which could negatively impact its distributor relations and operating results;

•	increased state and federal regulatory scrutiny of the nutritional supplement industry, including, but not limited to targeting of ingredients, testing methodology and product claims;

•	the competitive nature of its business and the nutritional supplement industry;

•	regulatory matters governing its products, ingredients, the nutritional supplement industry, its direct selling program, or the direct selling market in which it operates;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

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risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with the its third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	its dependence on increased penetration of existing markets;

EXHIBIT 99.1

•	cyber security threats and exposure to data loss;

•	its reliance on its information technology infrastructure;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	product liability claims;

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the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally;

•	its inability to register products for sale in Mainland China;

•	managing rapid growth in China; and

•	the slowing of the Chinese economy and/or the devaluation of the Chinese Renminbi.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release. Throughout this press release, we refer to Nature’s Sunshine Products, Inc., together with its subsidiaries, as “we,” “us,” “our Company” or “the Company.”

Contact:

Stephen M. Bunker
Chief Financial Officer
Nature’s Sunshine Products, Inc.
Lehi, Utah 84043
(801) 341-7303
investorrelations@natr.com